EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-142873, 333-129724, 333-123242, 333-88154, 333-88158, 333-87764) and Form S-3 (No. 333-189582) of Brooks Automation, Inc. of our report dated November 21, 2012 relating to the financial statements, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 22, 2013